CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A, relating to the Managers AMG Trilogy Global Equity Fund, Managers AMG Trilogy Emerging Markets Equity Fund, and Managers AMG Trilogy International Small Cap Fund (three of the series constituting Managers AMG Funds). We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 24, 2011